EXHIBIT 10.2
SUMMARY OF DIRECTOR COMPENSATION ARRANGEMENTS
     Each director who also is not an associate of Westcorp or its subsidiaries (i.e., all of our directors except for Ernest Rady and Thomas Wolfe) receive $5,000 for each quarterly board meeting that they attend, $2,250 for each non-quarterly board meeting that they attend, and $1,500 for each committee meeting that they attend that is not held in conjunction with a board meeting. Additionally, directors receive $700 for participation in an earnings press release conference call. Directors who are associates of Westcorp or its subsidiaries do not receive additional compensation for their services as directors. Directors who attend a Westcorp and WFS Financial Inc board meeting on the same day are compensated for only one of the two meetings.
     Our directors also are eligible to receive stock options and restricted stock awards on a discretionary basis, pursuant to the terms of the Westcorp 2001 Stock Incentive Plan.
     The compensation arrangements we have with our directors are reviewed and may be modified from time to time by our Board of Directors.